UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 30, 2010
Date of Report (Date of earliest event reported)
RMX Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-32440 (Commission File Number)	86-0830443 (I.R.S. Employer Identification No.)

4602 East Thomas Road, Phoenix, Arizona (Address of Principal Executive Offices)	85018 (Zip Code)
Registrant’s telephone number, including area code: (602) 249-5814
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS
     On June 30, 2010, RMX Holdings, Inc. (the “Company”) issued a press release which announced that the Company has appointed a Special Committee of independent directors to review and evaluate any acquisition proposal received from the Company’s controlling shareholder, Meadow Valley Parent Corp., a Delaware corporation (“MVP”) and to consider the Company’s other alternatives. The Special Committee was formed in response to a Schedule 13D/A filed by MVP on May 12, 2010, which disclosed that MVP, by letter to the Company’s board of directors, encouraged the Company’s board to (i) promptly declare a special cash distribution in the amount of $5,000,000 and (ii) undertake immediate action to conduct a 1 for 2,645,212 reverse stock split of its issued and outstanding shares of Common Stock (the “Proposed Transaction”). As described by MVP, if successful, completion of the Proposed Transaction would, among other things, (i) cause MVP to become the sole stockholder of the Company, (ii) cause the delisting of our Common Stock from the NYSE Amex LLC (to the extent such delisting has not already occurred) and (iii) cause our Common Stock to become eligible for termination of registration pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. The Special Committee has retained Fennemore Craig, P.C. and Gilford Securities Incorporated as its independent legal and financial advisors, respectively. The Special Committee members are Gary A. Agron, Chair, Charles E. Cowan, Charles R. Norton and Dan H. Stewart. A copy of this press release is furnished as Exhibit 99.1 to this report.
     There can be no assurance that an agreement on terms satisfactory to the Special Committee will result from any proposal submitted by MVP, or that any transaction recommended by the Special Committee will be completed.
Cautionary Note Regarding Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the evaluation of strategic options, any transaction, including the timing or effects thereof, change in or continuation of current business plan, increase in stockholder value, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: results of the Board’s evaluation of strategic options; the ability to obtain Board and stockholder approvals of any proposed transaction; customary conditions to the closing of any proposed transaction; national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; acquisition and location development risks; potential environmental and other liabilities; other factors affecting the construction industry generally; and other factors discussed under Item IA (Risk Factors) in the Company’s Form 10-K for the year ended December 31, 2009. The Company assumes no duty to update these statements unless otherwise required by applicable law.

     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits
     The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated June 30, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 30, 2010

RMX HOLDINGS, INC.
By:	/s/ David D. Doty
David D. Doty,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 30, 2010